Exhibit 99.2

[Front]

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MYKROLIS CORPORATION

129 Concord Road

Billerica, Massachusetts 01821

Special Meeting in Lieu of Annual Meeting of Stockholders                     , 2005

The undersigned hereby constitutes and appoints Gideon Argov, Jean-Marc Pandraud, and Peter W. Walcott and each of them singly, proxies and attorneys of the undersigned with full power of substitution, and hereby authorizes each of them singly to vote, as designated on the reverse side, all shares of Common Stock of Mykrolis Corporation (Mykrolis) held by the undersigned or in respect of which the undersigned would be entitled to vote or act at the Special Meeting in Lieu of Annual Meeting of Stockholders of Mykrolis to be held in Billerica, Massachusetts on                     , 2005, at 10:00 a.m., local time, and at any adjournments of said meeting (except as expressly limited on the reverse side) which the undersigned would possess if personally present. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

Because Delaware, the state in which Mykrolis is incorporated, permits electronic submission of proxies, Mykrolis stockholders who are stockholders of record have the option to submit their proxies by using the telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. These procedures allow Mykrolis stockholders to appoint a proxy to vote their shares of Mykrolis common stock and to confirm that their instructions have been properly recorded. Instructions for voting by using the telephone or the Internet are printed on the Proxy Voting Instructions attached to this proxy card.

SEE REVERSE SIDE	(Continued on reverse side)	SEE REVERSE SIDE

[Back]

The Board of Directors unanimously recommends that Mykrolis stockholders vote “FOR” each of the proposals.

1.	Election of Directors

The undersigned GRANTS authority to elect as directors for a three year term the following Nominees:

(1) Daniel W. Christman and     (2) Thomas O Pyle

FOR ALL ☐ NOMINEES	WITHHELD FROM ALL ☐ NOMINEES

☐
For all nominees except as noted above

2.	Proposal to approve and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 21, 2005, by and among Entegris, Inc., a Minnesota corporation (“Entegris”), Eagle DE, Inc., a Delaware corporation and a wholly owned subsidiary of Entegris (“Entegris Delaware”), and Mykrolis Corporation, a Delaware corporation (“Mykrolis”), including the merger (the “Merger”) of Mykrolis with and into Entegris Delaware (immediately following the re-incorporation merger of Entegris into Entegris Delaware) as contemplated thereby and the issuance of new shares of common stock of Entegris Delaware to the stockholders of Mykrolis in the Merger.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Proposal to approve adjournments or postponements of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the above proposals.

FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy is solicited on behalf of the Board of Directors and unless otherwise specified in the boxes provided, this proxy will be voted IN FAVOR of all nominees, IN FAVOR of Proposals Number 2 and 3 and in the discretion of the named proxies as to any other matter that may come before the Special Meeting.

The undersigned acknowledges receipt of the notice of the [                    ], 2005 special meeting in lieu of annual meeting of stockholders and the joint proxy statement/prospectus.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	Date:

Signature:	Date:

YOUR VOTE IS IMPORTANT!

☒	Please mark votes in ink as in this example. Please complete, sign, date, and return the proxy card promptly using the enclosed envelope.

Proxy Voting Instructions

Special Meeting in Lieu of Annual Meeting of Stockholders                     , 2005

Co. #	Acct.

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign, and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free [            ] and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at [            ] and follow the on-screen instructions. Have your control number available when you access the web page.

If you vote your proxy by telephone or by Internet,

you do NOT need to mail back your proxy card.

YOUR CONTROL NUMBER IS:

If you have questions, contact

MacKenzie Partners, Inc.

Call Toll-Free: (800) 322-2885